As Filed with the Securities and Exchange Commission on July 30, 2007	Registration No. 333-143952

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SKINS INC.
(Name of Small Business Issuer in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	3140 (Primary Standard Industrial Classification Code Number)	20-4711789 (I.R.S. Employer Identification Number)

1115 Broadway, 12th Floor
New York, NY 10010
(212) 561-5111
(Address and Telephone Number of Principal Executive Offices)

Mark Klein
Chief Executive Officer
1115 Broadway, 12th Floor
New York, NY 10010
(212) 561-5111
(Name, address, including zip code, and telephone number of Agent for Service)

Copies to
Thomas J. Poletti, Esq.
Anh Q. Tran, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000
Facsimile (310) 552-5001

 Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum Amount to be Registered(1)	Offering Price per Security		Maximum Aggregate Offering Price		Maximum Amount of registration fee
Common stock, $0.001 par value(3)	4,000,000	$1.32	(2)	$5,280,000	(2)	$566
Common stock, $0.001 par value(4)	4,000,000	$1.32	(2)	$5,280,000	(2)	$566
Total						$1,132	(5)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the bid and   ask prices reported on the OTC Bulletin Board June 14, 2007.

(3)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in the prospectus or a prospectus supplement.

(4)
Represents shares of the Registrant’s common stock being registered for resale that have been or may be acquired upon the exercise of warrants issued to the selling stockholders named in the prospectus or a prospectus supplement.

(5)	Previously paid.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits.

2.1
Share Exchange Agreement, dated as of November 2, 2005, by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on November 7, 2005).

2.1(a)
Amendment No. 1 to the Share Exchange Agreement dated February 1, 2006 by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc. (incorporated by reference to Exhibit 2.1(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

4.1
Form of Stock Purchase Warrant for March 2006 Private Offering. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

4.2	Form of Stock Purchase Warrant May 2007 Private Offering. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 21, 2007)
5.1	Opinion of Burton, Bartlett & Glogovac
10.1
Form of Subscription Agreement for March 2006 Private Offering (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

10.2	Skin Shoes, Inc. 2005 Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)
10.2(a)	Form of Skin Shoes, Inc. Incentive Plan Option Agreement (incorporated by reference to Exhibit 10.2(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)
10.3
Employment Agreement by Mark Klein and the Logicom, Inc. dated March 20, 2006 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

10.4
Exclusive Buying Agency and Sourcing Agreement dated December 7, 2005 by and between the Registrant and Atsco Footwear LLC and addendum dated February 27, 2006 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form SB-2/A filed with the Securities and Exchange Commission on June 30, 2006)

10.5	Form of Subscription Agreement for May 2007 Private Offering (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 21, 2007)
16.1
Letter from Amisano Hanson to the Securities and Exchange Commission dated March 24, 2006 (incorporated by reference to Exhibit 16.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

21.1	List of Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Form SB-2 filed with the Securities and Exchange Commission on April 19, 2006)
23.1*	Consent of Mahoney Cohen & Company, CPA, P.C.
23.2	Consent of Burton, Bartlett & Glogovac (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of July, 2007.

By:	/s/ Mark Klein
Name:	Mark Klein
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Mark Klein	Chief Executive Officer, President and Director	July 30, 2007
Mark Klein	(Principal Executive Officer)

/s/ Deborah A. Gargiulo	Chief Financial Officer	July 30, 2007
Deborah A. Gargiulo	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	July 30, 2007
Michael J. Rosenthal

*	Director	July 30, 2007
Stephen Hochberg

*	Director	July 30, 2007
Steven Reimer

*	Director	July 30, 2007
Frank Zambrelli

* By:	/s/ Mark Klein
Attorney in Fact

INDEX TO EXHIBITS

2.1
Share Exchange Agreement, dated as of November 2, 2005, by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on November 7, 2005).

2.1(a)
Amendment No. 1 to the Share Exchange Agreement dated February 1, 2006 by and among Skin Shoes, Inc., Logicom Inc. and all of the stockholders of Skin Shoes, Inc. (incorporated by reference to Exhibit 2.1(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

4.1
Form of Stock Purchase Warrant for March 2006 Private Offering. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

4.2	Form of Stock Purchase Warrant May 2007 Private Offering. (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 21, 2007)
5.1	Opinion of Burton, Bartlett & Glogovac
10.1
Form of Subscription Agreement for March 2006 Private Offering (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

10.2	Skin Shoes, Inc. 2005 Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)
10.2(a)	Form of Skin Shoes, Inc. Incentive Plan Option Agreement (incorporated by reference to Exhibit 10.2(a) of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)
10.3
Employment Agreement by Mark Klein and the Logicom, Inc. dated March 20, 2006 (incorporated by reference to Exhibit 10.3 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

10.4
Exclusive Buying Agency and Sourcing Agreement dated December 7, 2005 by and between the Registrant and Atsco Footwear LLC and addendum dated February 27, 2006 (incorporated by reference to Exhibit 10.4 of the Registrant’s Form SB-2/A filed with the Securities and Exchange Commission on June 30, 2006)

10.5	Form of Subscription Agreement for May 2007 Private Offering (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 21, 2007)
16.1
Letter from Amisano Hanson to the Securities and Exchange Commission dated March 24, 2006 (incorporated by reference to Exhibit 16.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 24, 2006)

21.1	List of Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Form SB-2 filed with the Securities and Exchange Commission on April 19, 2006)
23.1*	Consent of Mahoney Cohen & Company, CPA, P.C.
23.2	Consent of Burton, Bartlett & Glogovac (contained in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

*	Previously filed.